Exhibit 10.1

August 17, 2004

Mr. Scott MacDonald
New Plan Excel Realty Trust, Inc.

1120 Avenue of the Americas
Suite 1200
New York, NY  10036

Dear Mr. MacDonald:

Reference is made to the Employment Agreement, dated as of March 1, 2002 (the “Employment Agreement”), by and between you and us.  Capitalized terms used in this letter have the meanings assigned to them in the Employment Agreement.

Pursuant to the terms of the Employment Agreement, the term of the Employment Period continues through March 1, 2005, and thereafter, the Employment Period automatically extends for one additional year unless either party provides notice of nonrenewal not less than six months prior to the date on which such extension would be effective (i.e., by no later than September 1, 2004).  You and we hereby agree that, notwithstanding the terms of the Employment Agreement, such notice of nonrenewal need only be provided no later than December 31, 2004.

Please indicate your agreement to the foregoing by signing below.

Sincerely,

NEW PLAN EXCEL REALTY TRUST, INC.

	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary

ACCEPTED AND AGREED TO:

/s/ Scott MacDonald
Scott MacDonald